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Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        On February 7, 2006, Protective Life signed a definitive agreement to acquire from JPMC the Chase Insurance Group. The transaction is subject to certain regulatory approvals, which have been obtained, and is currently expected to close during the third quarter of 2006.

        The following unaudited pro forma condensed combined financial statements of Protective give effect to the acquisition and the related reinsurance arrangements as if they had been completed as of January 1, 2005, with respect to the pro forma results of operations data, and as of March 31, 2006, with respect to the pro forma balance sheet data. With respect to the reinsurance arrangements with the Wilton Re Group, the following unaudited pro forma condensed combined financial information assumes that the Wilton Re Group will coinsure approximately 40% of the aggregate non-variable annuity business of the Acquired Companies. The unaudited pro forma condensed combined financial information also gives effect to the issuance of the capital securities we are offering hereby to finance the acquisition as if it had occurred on January 1, 2006 and January 1, 2005, respectively. We have adjusted the historical consolidated financial statements to give effect to pro forma events that are (1) directly attributable to finance the acquisition, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results.

        The unaudited pro forma condensed combined financial information below should be read in conjunction with the notes thereto and (1) our unaudited consolidated financial statements for the quarterly period ended March 31, 2006 in our Quarterly Report on Form 10-Q, and our audited consolidated financial statements for the year ended December 31, 2005 included in our Annual Report on Form 10-K, as well as (2) the Chase Insurance Group's unaudited combined financial statements for the quarterly period ended March 31, 2006, and its audited combined financial statements for the years ended December 31, 2005 and 2004, and the six-month period ended June 30, 2004, included in our Current Report on Form 8-K dated June 26, 2006 and incorporated by reference into this prospectus supplement.

        The acquisition will be accounted for under the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the Chase Insurance Group's net assets based upon the estimated fair values of the Chase Insurance Group's assets and liabilities at the date of completion of the acquisition. The actual purchase price to be so allocated will depend upon, among other things, the amounts of Pre-Closing Dividends and Ceding Commissions paid. The unaudited pro forma condensed combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the Chase Insurance Group's net assets as of March 31, 2006 and December 31, 2005, respectively. The purchase price allocation reflected herein is preliminary and final allocation of the purchase price will be based upon the actual purchase price and the actual assets and liabilities of the Chase Insurance Group as of the date of the completion of the acquisition. Accordingly, the actual purchase accounting adjustments may differ materially from the pro forma adjustments reflected herein.

        The following unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of what our actual financial position or results of operations would have been had the acquisition been completed on the date indicated above. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the resulting company. These statements do not give effect to (1) our results of operations or other transactions or developments since March 31, 2006, (2) the impact of possible revenue enhancements, expense efficiencies or synergies expected to result from the acquisition, (3) the acquisition-related costs estimated to be approximately $42.4 million to integrate Chase Insurance Group's operations into Protective's operations and (4) the effects of transactions or developments that may occur subsequent to the acquisition. The foregoing matters could cause both Protective's pro forma historical financial position and results of operations, and Protective's actual future financial position and results of operations, to differ materially from those presented in the following unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet
($ in thousands)

	At March 31, 2006
	Protective Life Corporation	Chase Insurance Group	Proforma Acquisition Adjustments		Proforma Combined	Proforma Reinsurance Adjustment		Proforma Post Reinsurance	Proforma Securities Adjustments		Proforma Combined
ASSETS
Investments:
Fixed maturities, at market	$14,965,927	$6,666,691	$(102,591	)(a)	$21,530,027	$—		$21,530,027	$—		$21,530,027
Equity securities, at market	123,536	—	—		123,536	—		123,536	—		123,536
Mortgage loans on real estate	3,411,337	—	—		3,411,337	—		3,411,337	—		3,411,337
Investment in real estate, net of accumulated depreciation	63,858	—	—		63,858	—		63,858	—		63,858
Policy loans	456,147	383,278	—		839,425	—		839,425	—		839,425
Other long-term investments	269,345	—	—		269,345	—		269,345	—		269,345
Short-term investments	833,567	—	—		833,567	—		833,567	—		833,567

Total Investments	$20,123,717	$7,049,969	$(102,591)		$27,071,095	—		$27,071,095	—		$27,071,095
Cash	37,118	481,145	(1,071,204	)(b)	(552,941)	359,741	(l)	(193,200)	193,200	(o)	0
Accrued Investment Income	198,708	87,411	—		286,119	—		286,119	—		286,119
Accounts and premiums receivable, net	59,236	16,071	—		75,307	—		75,307	—		75,307
Reinsurance receivables	3,146,444	986,756	—		4,133,200	(16,950	)(m)	4,116,250	—		4,116,250
Deferred policy acquisition costs	2,332,639	159,637	775,046	(c)	3,267,322	(127,100	)(n)	3,140,222	—		3,140,222
Goodwill	49,423	111,000	(111,000	)(d)	49,423	—		49,423	—		49,423
Property and equipment, net	45,941	13,602	(13,602	)(e)	45,941	—		45,941	—		45,941
Other assets	144,855	38,657	(1,368	)(f)	182,144	—		182,144	6,800	(p)	188,944
Income tax receivable	96,443	—	—		96,443	—		96,443	—		96,443
Deferred income taxes	—	45,751	(45,751	)(g)	—	—		—	—		—
Assets related to separate accounts
Variable annuity	2,447,968	107,343	—		2,555,311	—		2,555,311	—		2,555,311
Variable universal life	269,532	—	—		269,532	—		269,532	—		269,532

Total assets	$28,952,024	$9,097,342	$(570,470)		$37,478,896	$215,691		$37,694,587	$200,000		$37,894,587

LIABILITIES
Policy liabilities and accruals	$12,214,590	$897,920	$434,105	(c)	$13,546,615	$—		$13,546,615	$—		$13,546,615
Stable value product account balances	5,873,092	—	—		5,873,092	—		5,873,092	—		5,873,092
Annuity account balances	3,330,897	6,722,842	—		10,053,739	—		10,053,739	—		10,053,739
Other policyholders' funds	147,470	234,568	—		382,038	—		382,038	—		382,038
Other liabilities	893,828	140,106	(16,466	)(h)	1,017,468	100,700	(ab)	1,118,168	—		1,118,168
Accrued income taxes	—	6,454	—		6,454	114,991	(r)	121,445	—		121,445
Deferred income taxes	280,219	—	—		280,219	—		280,219	—		280,219
Non-recourse funding obligations	150,000	—	—		150,000	—		150,000	—		150,000
Liabilities related to variable interest entities	442,383	—	—		442,383	—		442,383	—		442,383
Long-term debt	473,032	—	—		473,032	—		473,032	—		473,032
Subordinated debt securities	324,743	—	—		324,743	—		324,743	200,000	(q)	524,743
Liabilities related to separate accounts
Variable annuity	2,447,968	107,343	—		2,555,311	—		2,555,311	—		2,555,311
Variable universal life	269,532	—	—		269,532	—		269,532	—		269,532

Total liabilities	$26,847,754	$8,109,233	$417,639		$35,374,626	$215,691		$35,590,317	$200,000		$35,790,317

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

	At March 31, 2006
	Protective Life Corporation	Chase Insurance Group	Proforma Acquisition Adjustments		Proforma Combined	Proforma Reinsurance Adjustment	Proforma Post Reinsurance	Proforma Securities Adjustments	Proforma Combined
Share-owners' equity
Preferred stock	—	—	—		—	—
Common stock and additional paid-in capital	$478,590	$890,862	$(890,862	)(i)	$478,590	—	$478,590	—	$478,590
Treasury stock, at cost	(12,079)	—	—		(12,079)	—	(12,079)	—	(12,079)
Unallocated stock in Employee Stock Ownership Plan	(1,231)	—	—		(1,231)	—	(1,231)	—	(1,231)
Retained Earnings	1,674,232	216,093	(216,093	)(j)	1,674,232	—	1,674,232	—	1,674,232
Accumulated other comprehensive income (loss):
Net unrealized gains (losses) on investments, net of income tax	(40,276)	(118,846)	118,846(k	)	(40,276)	—	(40,276)	—	(40,276)
Accumulated gain (loss) — hedging net of income tax	5,034	—	—		5,034	—	5,034	—	5,034

Total share-owners' equity	$2,104,270	$988,109	$(988,109)		$2,104,270	—	$2,104,270	—	$2,104,270

Total liabilities and share-owners' equity	$28,952,024	$9,097,342	$(570,470)		$37,478,896	$215,691	$37,694,587	$200,000	$37,894,587

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statements of Income
($ in thousands except per share amounts)

Three Months Ended March 31, 2006

	Protective Life Corporation	Chase Insurance Group	Proforma Acquisition Adjustments		Proforma Combined	Proforma Reinsurance Adjustment		Proforma Post Reinsurance	Proforma Securities Adjustments		Proforma Combined
Revenues
Net premiums and policy fees	$227,024	$62,667	$—		$289,691	$(21,626	)(v)	$268,065	$—		$268,065
Net investment income	299,065	92,300	—		391,365	(9,660	)(v)	381,705	—		381,705
Realized investment gains (losses)	18,490	(4,798)	—		13,692	1,919	(v)	15,611	—		15,611
Other income	48,536	7,264	—		55,800	(1,787	)(v)	54,013	—		54,013

Total revenues	$593,115	$157,433	—		$750,548	$(31,154)		$719,394	—		$719,394

Benefits and Expenses:
Benefits and settlement expenses, net of reinsurance ceded	349,608	99,232	—		448,840	(23,825	)(v)	425,015	—		425,015
Amortization of deferred policy acquisition costs	50,031	3,119	2,639	(s)	55,789	(997	)(v)	54,792	—		54,792
Other operating expenses, net of reinsurance ceded	82,819	17,317	(1,341	)(t)	98,795	10,340	(v)	109,135	3,795	(w)	112,930

Total benefits and expenses	482,458	119,668	1,298		603,424	(14,482)		588,942	3,795		592,737

Income before income tax	110,657	37,765	(1,298)		147,124	(16,672)		130,452	(3,795)		126,657

Income tax expense	38,520	13,232	(454	)(u)	51,298	(5,835	)(u)	45,463	(1,328	)(u)	44,135

Net income from continuing operations	$72,137	$24,533	$(844)		$95,826	$(10,837)		$84,989	$(2,467)		$82,522

Net income per common share — basic	$1.02				$1.35			$1.20			$1.17
Net income per common share — diluted	$1.01				$1.34			$1.19			$1.15
Cash dividends paid per share	$0.195				$0.195			$0.195			$0.195
Weighted average common shares outstanding — basic	70,752,202				70,752,202			70,752,202			70,752,202
Weighted average common shares outstanding — diluted	71,559,255				71,559,255			71,559,255			71,559,255

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statements of Income
($ in thousands except per share amounts)

Year Ended December 31, 2005

	Protective Life Corporation	Chase Insurance Group	Proforma Acquisition Adjustments		Proforma Combined	Proforma Reinsurance Adjustment		Proforma Post Reinsurance	Proforma Securities Adjustments	Proforma Combined
Revenues
Net premiums and policy fees	$728,923	$214,017	$—		$942,940	$(72,447	)(z)	$870,493	$—	$870,493
Net investment income	1,180,502	339,451	—		1,519,953	(34,620	)(z)	1,485,333	—	1,485,333
Realized investment gains (losses)	18,512	6,933	—		25,445	(2,773	)(z)	22,672	—	22,672
Other income	181,267	43,398	—		224,665	(13,255	)(z)	211,410	—	211,410

Total revenues	$2,109,204	$603,799	—		$2,713,003	$(123,095)		$2,589,908	—	$2,589,908

Benefits and Expenses:
Benefits and settlement expenses, net of reinsurance ceded	$1,253,367	$354,561	—		$1,607,928	$(86,896	)(z)	$1,521,032	—	$1,521,032
Amortization of deferred policy acquisition costs	198,503	(87,628)	242	(x)	111,117	35,486	(z)	146,603	—	146,603
Other operating expenses, net of reinsurance ceded	280,321	166,186	(1,321	)(y)	445,186	1,316	(z)	446,502	15,180 (aa)	461,682

Total benefits and expenses	$1,732,191	$433,119	$(1,079)		$2,164,231	$(50,094)		$2,114,137	$15,180	$2,129,317

Income from continuing operations before income tax	377,013	170,680	1,079		548,772	(73,001)		475,771	(15,180)	460,591

Income tax expense	130,446	64,949	378	(u)	195,773	(25,550	)(u)	170,223	(5,313)	164,910

Net income from continuing operations	$246,567	$105,731	$701		$352,999	$(47,451)		$305,548	$(9,867)	$295,681

Net income per common share — basic	$3.49				$5.00			$4.33		$4.19
Net income per common share — diluted	$3.46				$4.95			$4.28		$4.14
Cash dividends paid per share	$0.76				$0.76			$0.76		$0.76
Weighted average common shares outstanding — basic	70,562,186				70,562,186			70,562,186		70,562,186
Weighted average common shares outstanding — diluted	71,350,541				71,350,541			71,350,541		71,350,541

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION

Note 1 — Reporting Reclassifications

        Certain amounts in the historical consolidated financial statements of Chase Insurance Group have been reclassified to conform to Protective's historical financial statement presentation. While Protective and Chase Insurance Group have completed a preliminary review of their respective accounting and financial reporting policies as compared to those used by the other company, this review is ongoing and will continue throughout the acquisition process. As such, additional reclassifications or pro forma adjustments may be identified.

Note 2 — Purchase Price and Financing Considerations

        Protective expects to fund the acquisition through the issuance of capital securities together with cash. The capital securities will mature and become due and payable, together with any accrued and unpaid interest thereon, on June 30, 2066. The aggregate purchase price for the Chase Insurance Group is approximately $1.165 billion, which is equal to the estimated fair value of the Chase Insurance Group's net assets at June 30, 2006, and which will be reduced by dividends paid or expected to be paid to the Sellers by the Chase Insurance Group on or prior to the closing date and subject to further adjustments as provided for in the Agreement. Such Pre-Closing Dividends are currently expected to be approximately $272 million in the aggregate, resulting in an estimated purchase price of approximately $893 million (i.e., $1.165 billion less $272 million). This purchase price was developed using an assumed closing date of June 30, 2006.

        The unaudited pro forma condensed combined financial information reflects an assumed cash payment of $880.7 million and estimated transaction costs of $4.6 million as discussed below.

        For purposes of this unaudited pro forma condensed combined financial information, the purchase price is assumed to be $885.3 million ($880.7 million purchase price (net of expected total Pre-Closing Dividends of approximately $272 million) plus estimated transaction costs of $4.6 million), which is equal to the estimated fair value of Chase Insurance Group's net assets based on the carrying value of net assets at March 31, 2006 plus estimated fair value pro forma adjustments. Preliminary values and lives have been assigned to the acquired assets and liabilities assumed for the purposes of these unaudited pro forma combined financial statements. The unaudited pro forma combined financial statements reflect Protective's estimates of the fair value of the net assets of Chase Insurance Group as of March 31, 2006, and the allocation of the purchase price to the fair value of Chase Insurance Group's net assets, including identified intangible assets. The estimated fair values and lives will be refined during the completion of the acquisition process and may vary materially from the amounts included herein.

Note 3 — Pro Forma Adjustments

        These pro forma adjustments are based on certain estimates and assumptions as of the date of the unaudited pro forma condensed combined financial information. The actual adjustments upon the consummation of the acquisition will depend on a number of factors, including changes in the estimated fair value of net assets and the effective date of the acquisition. Therefore, the actual adjustments may be different from the adjustments made to prepare the unaudited pro forma condensed combined financial information and such differences may be material.

(a)
Adjustment of $(102.6) million represents the sale of securities to fund a portion of the purchase price of the Chase Insurance Group (see adjustment 3(b)).

(b)
Adjustment of $(1,071.2) million represents the purchase price of the Chase Insurance Group of $(880.7) million, estimated transaction costs of $(4.6) million, pre-closing dividends of the Chase Insurance Group of $(272.0) million, $102.6 million from the sale of securities to fund a portion of the purchase price of the Chase Insurance Group (see adjustment 3(a)), and the repayment of borrowings and accrued interest of $(16.5) million (see adjustment 3(h)). Actual transaction costs may vary from this estimate.

(c)
The adjustment of $775.0 million in the deferred policy acquisition cost line combined with the $434.1 million adjustment in the policy liabilities and accruals line, represent the purchase accounting adjustment related to the elimination of the historical deferred acquisition costs ("DAC") and the historical value of business acquired ("VOBA"), including deferred sales inducements, of $(593.8) million and the establishment of VOBA of $934.7 million.

The VOBA reflects the estimated fair value of in force contracts and represents the portion of the purchase price that is allocated to the value of the right to receive future cash flows from the life insurance and annuity contracts in force at the acquisition date. VOBA is based on actuarially determined projections, by each line of business, of future policy and contract charges, premiums, mortality and morbidity, separate account performance, surrenders, operating expenses, investment returns, and other factors. Actual experience of the purchased business may vary from these projections.

VOBA is amortized in relation to estimated gross profits or premiums, depending on product type. For interest-sensitive products, if estimated gross profits differ from expectations, the amortization of VOBA will be adjusted to reflect actual experience. The net adjustment to amortization as a result of eliminating the historical DAC and VOBA is included in adjustments 3(s) and 3(x).

(d)
Adjustment of $(111.0) million represents the elimination of Chase Insurance Group's historical goodwill.

(e)
Adjustment of $(13.6) million represents the elimination of Chase Insurance Group's historical fixed assets. The related depreciation for the adjustment to fixed assets for the three and twelve month periods ended March 31, 2006, and December 31, 2005, are included in adjustments 3(t) and 3(y), respectively.

(f)
Adjustment of $(1.4) million represents the elimination of Chase Insurance Group's historical other intangible assets. The related amortization for the adjustment to intangible assets for the three and twelve-month periods ended March 31, 2006, and December 31, 2005, are included in adjustments 3(t) and 3(y), respectively.

(g)
Adjustment of $(45.8) million represents the elimination of Chase Insurance Group's historical deferred tax asset. No goodwill is currently anticipated as a result of the acquisition, and therefore, no deferred taxes are anticipated.

(h)
Adjustment of $(16.5) million represents the repayment of borrowings and accrued interest (see adjustment 3(b)). The related interest expense associated with these borrowings for the three and twelve-month periods ended March 31, 2006, and December 31, 2005, is eliminated in adjustments 3(t) and 3(y), respectively.

(i)
Adjustment of $(890.9) million represents the elimination of Chase Insurance Group's historical common stock and paid-in-capital.

(j)
Adjustment of $(216.1) million to eliminate Chase Insurance Group's historical retained earnings.

(k)
Adjustment of $118.8 million to eliminate Chase Insurance Group's historical accumulated other comprehensive income.

(l)
Adjustment of $359.7 million represents ceding commissions of $87.5 million ($64.5 million net of income tax) and $255.2 million ($163.3 million net of income tax), respectively, to be received from AFLIAC and the Wilton Re Group (see adjustment 3(n)), and $17.0 million received from the Wilton Re Group related to a coinsured term block (see adjustment 3(m)). The related adjustments to revenues and expenses associated with the ceded business for the three and twelve month periods ended March 31, 2006, and December 31, 2005, are reflected in adjustments 3(v) and 3(z), respectively. The related adjustment to accrued taxes is reflected in adjustment 3(r)).

(m)
Adjustment of $(17.0) million represents the net settlement with the Wilton Re Group for the coinsured term block (see adjustments 3(l) and 3(ab)).

(n)
Adjustment of $(127.1) million represents reduction in VOBA resulting from ceding commissions received from the Wilton Re Group, net of income tax, and net of $36.2 million recorded as deposits payable with AFLIAC. See adjustments 3(i) and 3(ab).

(o)
Adjustment of $193.2 million represents the cash position of $200.0 million resulting from the assumed issuance of capital securities as described in Note 2 (see adjustment 3(q)), reduced by estimated issuance costs of $(6.8) million (see adjustment 3(p)). Actual issuance costs may vary from this estimate.

(p)
Adjustment of $6.8 million represents estimated issuance costs related to the issuance of capital securities (see adjustments 3(o) and 3(q)). The adjustments related to amortization for the three and twelve month periods ended March 31, 2006, and December 31, 2005, are included in adjustments 3(w) and 3(aa), respectively.

(q)
Adjustment of $200.0 million represents the issuance of capital securities being offered as described in Note 2. See also adjustment 3(o). See adjustments 3(w) and 3(p) for related interest expense and related debt issuance costs, respectively.

(r)
Adjustment of $115.0 million represents accrued taxes related to the ceding commissions received from AFLIAC and the Wilton Re Group (see adjustment 3(l)).

(s)
Adjustment of $2.6 million represents the increase in amortization expense related to the fair value adjustment of DAC and VOBA (see adjustment 3(c)).

(t)
Adjustment of $(1.3) million includes $(1.1) million to eliminate depreciation expense associated with the fair value adjustment to fixed assets (see adjustment 3(e)), $(0.04) million for amortization associated with eliminated intangible assets (see adjustment 3(l)), and $(0.2) million to eliminate interest expense associated with eliminated borrowings (see adjustment 3(h)).

(u)
Adjustment represents the income tax effect of all pro forma consolidated statement of income adjustments using the U.S. federal tax rate of 35%.

(v)
Adjustments represent the elimination of revenues and expenses associated with the portion of business ceded to AFLIAC and the Wilton Re Group (see adjustment 3(l)).

(w)
Adjustment of $3.8 million includes $3.6 million for interest expense associated with the issuance of capital securities (see adjustment 3(q)), and $0.2 million for current period amortization of deferred issuance costs associated with these securities (see adjustment 3(p)).

(x)
Adjustment of $0.2 million represents the increase in amortization expense related to the fair value adjustment of DAC and VOBA (see adjustment 3(c)).

(y)
Adjustment of $(1.3) million includes $(1.0) million to eliminate depreciation expense associated with the fair value adjustment to fixed assets (see adjustment 3(e)), $(0.2) million for amortization associated with eliminated intangible assets (see adjustment 3(l)), and $(0.1) million to eliminate interest expense associated with eliminated borrowings (see adjustment 3(h)).

(z)
Adjustments represent the elimination of revenues and expenses associated with the portion of business ceded to AFLIAC and the Wilton Re Group (see adjustment 3(l)).

(aa)
Adjustment of $15.2 million includes $14.5 million for interest expense associated with the issuance of capital securities (see adjustment 3(q)), and $0.7 million for current period amortization of deferred issuance costs associated with these securities (see adjustment 3(p)).

(ab)
Adjustment of $100.7 million represents $36.2 million for the net settlement with the Wilton Re Group for the annuity block (see adjustment 2(d)) and $64.5 million related to the arrangement with AFLIAC (see adjustment 3(n)).

Note 4 — Acquisition Related Charges

        In connection with the acquisition, Protective's preliminary integration plan includes acquisition related costs of approximately $42.4 million to integrate Chase Insurance Group's operations into Protective. Depending on the nature of such costs, they will either be included in the purchase price allocation, or be treated as period costs and charged to the Statement of Income as incurred. The specific details of these plans will continue to be refined.

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  Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION